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                                                                     Exhibit 5.1
                          [VINSON & ELKINS LETTERHEAD]
                                ATTORNEYS AT LAW
                             VINSON & ELKINS L.L.P.
                               1001 FANNIN STREET
                                   SUITE 2300
                            HOUSTON, TEXAS 77002-6760
                            TELEPHONE (713) 758-2222
                               FAX (713) 758-2346

WRITER'S TELEPHONE                                                 WRITER'S FAX
  (713) 758-2222                                                 (713) 758-2346

                                January 23, 1998

Lomak Petroleum, Inc.
500 Throckmorton Street, Suite 2104
Fort Worth, Texas  76102

Ladies and Gentlemen:

         We have acted as counsel for Lomak Petroleum, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration under the Securities Act of 1933, as amended (the "Act"), of 1,624,500 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on January 23, 1998. Of the shares of Common Stock to be registered under the Registration Statement, (i) 1,000,000 shares (the "Option Shares") are issuable upon the exercise of options (the "1989 Options") to be granted pursuant to the Company's 1989 Stock Option Plan (the "1989 Plan"), (ii) 424,500 shares (the "1997 Shares") may be purchased from time to time pursuant to the Company's 1997 Stock Purchase Plan (the "1997 Plan") and (iii) 200,000 shares (the "401(k) Shares" and collectively with the Option Shares and the 1997 Shares, the "Shares") are to be contributed by the Company to the trust established by the Company pursuant to the Company's 401(k) Profit Sharing Plan (the "401(k) Plan" and collectively with the 1989 Plan and the 1997 Plan, the "Plans").

         In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, (iii) the Bylaws of the Company, (iv) certain minutes of meetings of, and resolutions adopted by, the Board of Directors of the Company and the Company's stockholders, and (v) the Plans.

         We have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, and (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents. In
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Lomak Petroleum, Inc.
January 23, 1998
Page 2

addition, we have assumed that, upon exercise of the 1989 Options, (i) the shares of Common Stock to be issued thereunder will be issued in accordance with the 1989 Plan, (ii) the full consideration for each share of Common Stock shall be paid to the Company and in no event will be less than the par value for each such share, and (iii) certificates evidencing such shares will be properly executed and delivered by the Company in accordance with the Delaware General Corporation Law (the "DGCL").

         Based on the foregoing, and having due regard for the legal considerations we deem relevant, we are of the opinion:

         1. The Option Shares, when issued by the Company upon exercise of the 1989 Options in accordance with the Option 1989 Plan, will be validly issued, fully paid and non-assessable.

         2. The 1997 Shares and the 401(k) Shares, when issued by the Company pursuant to the terms of the 1997 Plan and the 401(k) Plan, respectively, will be validly issued, fully paid and non-assessable.

         This opinion is limited in all respects to the DGCL and the federal laws of the United States of America. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

         We hereby consent to the filing of this as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,


                                             /s/ Vinson & Elkins L.L.P.